CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated October 24, 1996, included in Ruddick Corporation and subsidiaries Form 10-K for the year ended September 29, 1996. It should be noted that we have not audited any financial statements of Ruddick Corporation subsequent to September 29, 1996 or performed any audit procedures subsequent to the date of our report.



Charlotte, North Carolina,
December 30, 1996.

ARTHUR ANDERSEN, LLP